[LOGO]

MARCH 31, 2006

PAYSON TOTAL RETURN FUND

PAYSON VALUE FUND

ANNUAL REPORT

                                    [GRAPHIC]

--------------------------------------------------------------------------------

TABLE OF CONTENTS
                                                                 MARCH 31, 2006

--------------------------------------------------------------------------------

          A Message to Our Shareholders                            1

          Performance Chart and Analysis                           3

          Schedules of Investments:

           Payson Total Return Fund                                4
           Payson Value Fund                                       6

          Statements of Assets and Liabilities                     8

          Statements of Operations                                 9

          Statements of Changes in Net Assets                     10

          Financial Highlights                                    11

          Notes to Financial Statements                           13

          Report of Independent Registered Public Accounting Firm 17

          Additional Information                                  18

--------------------------------------------------------------------------------

A MESSAGE TO OUR SHAREHOLDERS

--------------------------------------------------------------------------------

                                                                 March 31, 2006

Dear Payson Fund Shareholder:

   The year ending March 31, 2006 produced generally strong investment results for U. S. equity investors, with the S&P 500 Index delivering a total return of 11.73%. The economy showed a somewhat surprising resiliency in the face of political uncertainty; rising inflation spurred by higher prices for energy and other commodities, and rising interest rates. Corporate profits were generally strong, and U.S. companies continued to strengthen their balance sheets and return cash to investors through significant dividend increases and stock buy backs.

   Four of the ten sectors of the S&P 500 Index outperformed the Index for the period, led by Energy with a total return of 21.6%, and followed by Financials, Telecommunication, and Information Technology, which produced total returns of 17.2%, 16.6%, and 13.5%, respectively. Industrials, Materials, Utilities and Health Care modestly underperformed the Index, with total returns of 11.1%, 9.9%, 9.5%, and 8.4%, respectively. The Consumer Staple sector with a total return of 4.4% and the Consumer Discretionary sector with a total return of 2.2% were the significant laggards over the past year.

   In our letter to you last year, we wrote that we believed valuations, particularly for many stocks of high quality, large-capitalization companies, were the most attractive in several years. In the management of the Payson Fund portfolios, we have focused on the stocks of many of these higher quality, large capitalization issues. Unfortunately, at least in the past year, the markets have not recognized the value that we believe exists in these stocks, and the performance of these stocks has generally trailed the performance of the broader-based market. The S&P 100 Index, comprised of the 100 largest stocks of the S&P 500 Index, and the Dow Jones Industrial Average of 30 large company stocks, produced total returns of 6.9% and 7.7%, respectively, for the year ending March 31, 2006, considerably lower than the return of the broader-based S&P 500 Index.

   Investment grade bonds produced low returns, as interest rates, particularly short-term rates, rose in response to the Federal Reserve's program of steady rate increases. However, continued strong demand for U.S. Treasury debt, driven by large foreign reserves from a growing trade imbalance, limited the increase in bond yields. The ten-year Treasury note began the period with a 4.48% yield, and ended at 4.85%. The Payson Total Return Fund, which began the year with over 9% of its assets in investment grade bonds, sold virtually all of its bond portfolio in May of 2005, and has held less than 1% of its assets in bonds since that time. Although subject to change, the Payson Value Fund continues to be an all equity fund and does not own bond investments.

   The Payson Total Return Fund and Payson Value Fund produced total returns for the year ending March 31, 2006 of 7.51% and 6.40%, respectively. For comparison purposes, the Morningstar Growth & Income Funds Average and Balanced Funds Average, for the same one-year period, were 12.51% and 9.01%, respectively.

   In general, it is our practice to maintain portfolio representation across the major industry groups, in the belief that diversification reduces portfolio volatility. During the period ended March 31, 2006, the Payson

Funds benefited from a modest over weighting in energy stocks, including ConocoPhillips, Anadarko Petroleum, and Marathon Oil. Certain select stocks held in both Funds performed considerably better than the S&P 500 Index, including Johnson Controls, Altria, General Dynamics, United Technologies, First Data Corporation, and Cisco Systems.

   An under weighting in the Financial sector, and no exposure to the Telecommunications sector detracted from the Funds' performance. Certain specific stocks performed considerably worse than the S&P 500 Index, including Kimberly Clark, Boston Scientific, Pitney Bowes, Dell, and Intel. Additionally, both Funds owned for at least part of the year shares of these high quality, large capitalization companies, each of whose stocks underperformed the S&P 500
Index: Coca Cola, Wal-mart, Exxon-Mobil, Chevron, Citigroup, Johnson & Johnson, Pfizer, General Electric, IBM, and the aforementioned Dell and Intel.

   Looking ahead, we continue to believe that the high quality, large capitalization stocks are the most attractive portion of the domestic market. Overall, equities are by no means cheap, especially the smaller and mid-sized company stocks. In the face of these valuations and high energy and commodity prices, large budget and trade deficits, rising inflation, and a potential economic slowdown, we believe investors must realize returns from equities are likely to be modest and a down turn in equity valuations would certainly not be a surprise.

   Our outlook does, however, remain more favorable for equities than bonds at this time. We will continue to focus on high quality issues with good financial strength and strong competitive positions in their respective industries. We also prefer companies with a demonstrated ability to grow their dividends. Although our outlook for stock market returns in general is modest, we believe our ongoing attention to valuations improves our shareholders' chances of success in the long run.

As always, we thank you for your continued confidence in H.M. Payson & Co.

H.M. Payson & Co.
Investment Adviser

THE VIEWS IN THIS REPORT WERE THOSE OF THE FUND'S INVESTMENT ADVISER, H.M. PAYSON & CO. AS OF MARCH 31, 2006 AND MAY NOT REFLECT THEIR VIEWS ON THE DATE THIS REPORT IS FIRST PUBLISHED OR ANYTIME THEREAFTER. THESE VIEWS ARE INTENDED TO ASSIST SHAREHOLDERS IN UNDERSTANDING THEIR INVESTMENT IN THE FUNDS AND DO NOT CONSTITUTE INVESTMENT ADVICE.

THE DOW JONES INDUSTRIAL AVERAGE CONSISTS OF 30 STOCKS THAT ARE CONSIDERED TO BE MAJOR FACTORS IN THEIR INDUSTRIES AND THAT ARE WIDELY HELD BY INDIVIDUALS AND INSTITUTIONAL INVESTORS. THE S&P 500 INDEX IS A BROAD-BASED, UNMANAGED MEASUREMENT OF CHANGES IN STOCK MARKET CONDITIONS BASED ON THE AVERAGE OF 500 WIDELY HELD COMMON STOCKS. THE MORNINGSTAR AVERAGES ARE COMPILED BY MORNINGSTAR, INC., AN INDEPENDENT MUTUAL FUND RESEARCH AND RATING SERVICE. EACH MORNINGSTAR AVERAGE REPRESENTS A UNIVERSE OF FUNDS THAT ARE SIMILAR IN INVESTMENT OBJECTIVE. ONE CANNOT INVEST DIRECTLY IN AN INDEX OR AVERAGE.

--------------------------------------------------------------------------------

PERFORMANCE CHART AND ANALYSIS

--------------------------------------------------------------------------------

The following charts reflect the change in value of a hypothetical $10,000 investment in Payson Total Return Fund and Payson Value Fund, including reinvestment of dividends and distributions, to each Fund's related securities index, over the past 10 fiscal years. The Standard and Poor's 500 Composite Index ("S&P 500") is a market weighted index composed of 500 large capitalization companies and reflects the reinvestment of dividends. Each Fund is professionally managed while the S&P 500 is unmanaged and is not available for investment. The total return of the Funds includes operating expenses that reduce returns, while the total return of the S&P 500 does not include expenses. During the period, certain fees were waived or expenses reimbursed; had such fees not been waived or reimbursed, total return would have been lower. PAST PERFORMANCE IS NOT PREDICTIVE NOR A GUARANTEE OF FUTURE RESULTS. MARKET VOLATILITY CAN SIGNIFICANTLY IMPACT SHORT-TERM PERFORMANCE. RESULTS OF AN INVESTMENT MADE TODAY MAY DIFFER SUBSTANTIALLY FROM THE FUNDS' HISTORICAL PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE OF AN INVESTMENT IN THE FUNDS WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. THE PERFORMANCE TABLE AND GRAPH DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. For the most recent month-end performance please call (800) 805-8258.

             COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT
                           PAYSON TOTAL RETURN FUND
                               VS. S&P 500 INDEX

                       AVERAGE ANNUAL TOTAL RETURN
                       ON 3/31/06
                       ---------------------------
                       One Year:                   7.51%
                       Five Year:                  3.17%
                       Ten Year:                   5.79%

                       INVESTMENT VALUE ON 3/31/06
                       ---------------------------
                       Payson Total Return Fund: $17,562
                       S&P 500 Index:            $23,574

                   [CHART]

                 PAYSON TOTAL      S&P 500
                 RETURN FUND        INDEX
                 -----------        -----
 3/31/1996        $10,000         $10,000
 4/30/1996         10,015          10,147
 5/31/1996         10,058          10,409
 6/30/1996         10,000          10,449
 7/31/1996          9,625           9,987
 8/31/1996          9,853          10,198
 9/30/1996         10,199          10,772
10/31/1996         10,436          11,069
11/30/1996         10,976          11,906
12/31/1996         10,975          11,670
 1/31/1997         11,205          12,399
 2/28/1997         11,288          12,496
 3/31/1997         10,942          11,983
 4/30/1997         11,257          12,698
 5/31/1997         11,870          13,471
 6/30/1997         12,152          14,074
 7/31/1997         12,961          15,194
 8/31/1997         12,803          14,343
 9/30/1997         13,286          15,129
10/31/1997         12,875          14,623
11/30/1997         13,144          15,300
12/31/1997         13,279          15,563
 1/31/1998         13,337          15,735
 2/28/1998         14,003          16,870
 3/31/1998         14,364          17,734
 4/30/1998         14,383          17,912
 5/31/1998         13,859          17,605
 6/30/1998         13,530          18,320
 7/31/1998         12,944          18,125
 8/31/1998         11,342          15,504
 9/30/1998         11,871          16,497
10/31/1998         12,815          17,839
11/30/1998         13,317          18,921
12/31/1998         13,748          20,011
 1/31/1999         13,632          20,848
 2/28/1999         12,887          20,200
 3/31/1999         13,186          21,008
 4/30/1999         13,936          21,821
 5/31/1999         13,872          21,306
 6/30/1999         14,141          22,489
 7/31/1999         13,801          21,786
 8/31/1999         13,748          21,679
 9/30/1999         13,066          21,084
10/31/1999         13,279          22,419
11/30/1999         13,194          22,874
12/31/1999         13,340          24,221
 1/31/2000         12,811          23,005
 2/29/2000         12,635          22,569
 3/31/2000         13,783          24,777
 4/30/2000         13,816          24,032
 5/31/2000         14,072          23,538
 6/30/2000         13,973          24,119
 7/31/2000         14,063          23,742
 8/31/2000         14,911          25,216
 9/30/2000         14,903          23,885
10/31/2000         15,229          23,784
11/30/2000         14,690          21,909
12/31/2000         15,029          22,016
 1/31/2001         16,250          22,797
 2/28/2001         15,364          20,719
 3/31/2001         15,023          19,406
 4/30/2001         16,083          20,914
 5/31/2001         16,191          21,054
 6/30/2001         16,039          20,542
 7/31/2001         16,136          20,340
 8/31/2001         15,712          19,066
 9/30/2001         14,283          17,527
10/31/2001         14,854          17,861
11/30/2001         15,705          19,231
12/31/2001         16,119          19,399
 1/31/2002         15,843          19,116
 2/28/2002         15,679          18,748
 3/31/2002         16,392          19,453
 4/30/2002         15,924          18,273
 5/31/2002         15,848          18,139
 6/30/2002         14,619          16,847
 7/31/2002         13,539          15,533
 8/31/2002         13,577          15,635
 9/30/2002         12,426          13,936
10/31/2002         12,746          15,163
11/30/2002         13,271          16,055
12/31/2002         13,048          15,112
 1/31/2003         12,788          14,716
 2/28/2003         12,606          14,495
 3/31/2003         12,484          14,636
 4/30/2003         13,101          15,842
 5/31/2003         13,757          16,676
 6/30/2003         14,018          16,889
 7/31/2003         14,097          17,187
 8/31/2003         14,229          17,522
 9/30/2003         14,273          17,336
10/31/2003         14,631          18,317
11/30/2003         14,790          18,478
12/31/2003         15,322          19,447
 1/31/2004         15,628          19,804
 2/29/2004         15,801          20,079
 3/31/2004         15,720          19,776
 4/30/2004         15,293          19,466
 5/31/2004         15,413          19,733
 6/30/2004         15,610          20,117
 7/31/2004         15,168          19,451
 8/31/2004         15,248          19,529
 9/30/2004         15,344          19,741
10/31/2004         15,545          20,043
11/30/2004         16,083          20,853
12/31/2004         16,748          21,563
 1/31/2005         16,343          21,038
 2/28/2005         16,721          21,480
 3/31/2005         16,334          21,100
 4/30/2005         15,954          20,700
 5/31/2005         16,416          21,358
 6/30/2005         16,699          21,389
 7/31/2005         17,079          22,184
 8/31/2005         16,943          21,982
 9/30/2005         16,892          22,160
10/31/2005         16,565          21,790
11/30/2005         17,056          22,614
12/31/2005         17,052          22,622
 1/31/2006         17,311          23,221
 2/28/2006         17,297          23,284
 3/31/2006         17,562          23,574
                               PAYSON VALUE FUND
                               VS. S&P 500 INDEX

                           AVERAGE ANNUAL TOTAL RETURN
                           ON 3/31/06
                           ---------------------------
                           One Year:             6.40%
                           Five Year:            0.71%
                           Ten Year:             5.89%

                           INVESTMENT VALUE ON 3/31/06
                           ---------------------------
                           Payson Value Fund:  $17,726
                           S&P 500 Index:      $23,574

                      [CHART]

                PAYSON VALUE FUND   S&P 500 INDEX
                -----------------   -------------
 3/31/1996            $10,000         $10,000
 4/30/1996             10,038          10,147
 5/31/1996             10,156          10,409
 6/30/1996             10,138          10,449
 7/31/1996              9,573           9,987
 8/31/1996              9,931          10,198
 9/30/1996             10,376          10,772
10/31/1996             10,628          11,069
11/30/1996             11,225          11,906
12/31/1996             11,147          11,670
 1/31/1997             11,483          12,399
 2/28/1997             11,581          12,496
 3/31/1997             11,301          11,983
 4/30/1997             11,708          12,698
 5/31/1997             12,410          13,471
 6/30/1997             12,887          14,074
 7/31/1997             13,696          15,194
 8/31/1997             13,274          14,343
 9/30/1997             14,181          15,129
10/31/1997             13,779          14,623
11/30/1997             14,315          15,300
12/31/1997             14,672          15,563
 1/31/1998             14,755          15,735
 2/28/1998             15,716          16,870
 3/31/1998             16,418          17,734
 4/30/1998             16,479          17,912
 5/31/1998             15,865          17,605
 6/30/1998             15,716          18,320
 7/31/1998             14,943          18,125
 8/31/1998             12,435          15,504
 9/30/1998             13,280          16,497
10/31/1998             14,259          17,839
11/30/1998             14,776          18,921
12/31/1998             15,521          20,011
 1/31/1999             15,675          20,848
 2/28/1999             15,050          20,200
 3/31/1999             15,667          21,008
 4/30/1999             17,153          21,821
 5/31/1999             16,869          21,306
 6/30/1999             17,533          22,489
 7/31/1999             16,591          21,786
 8/31/1999             16,566          21,679
 9/30/1999             15,966          21,084
10/31/1999             16,665          22,419
11/30/1999             17,007          22,874
12/31/1999             17,102          24,221
 1/31/2000             16,850          23,005
 2/29/2000             16,430          22,569
 3/31/2000             18,362          24,777
 4/30/2000             18,161          24,032
 5/31/2000             18,102          23,538
 6/30/2000             18,014          24,119
 7/31/2000             17,821          23,742
 8/31/2000             18,938          25,216
 9/30/2000             17,927          23,885
10/31/2000             18,523          23,784
11/30/2000             17,599          21,909
12/31/2000             18,370          22,016
 1/31/2001             19,292          22,797
 2/28/2001             17,730          20,719
 3/31/2001             17,109          19,406
 4/30/2001             18,079          20,914
 5/31/2001             18,293          21,054
 6/30/2001             17,439          20,542
 7/31/2001             17,409          20,340
 8/31/2001             16,750          19,066
 9/30/2001             15,032          17,527
10/31/2001             15,420          17,861
11/30/2001             16,643          19,231
12/31/2001             16,980          19,399
 1/31/2002             16,414          19,116
 2/28/2002             16,096          18,748
 3/31/2002             17,169          19,453
 4/30/2002             16,205          18,273
 5/31/2002             15,947          18,139
 6/30/2002             14,412          16,847
 7/31/2002             13,120          15,533
 8/31/2002             13,040          15,635
 9/30/2002             11,428          13,936
10/31/2002             12,563          15,163
11/30/2002             13,360          16,055
12/31/2002             12,499          15,112
 1/31/2003             12,199          14,716
 2/28/2003             11,890          14,495
 3/31/2003             11,740          14,636
 4/30/2003             12,659          15,842
 5/31/2003             13,418          16,676
 6/30/2003             13,680          16,889
 7/31/2003             13,950          17,187
 8/31/2003             14,320          17,522
 9/30/2003             14,155          17,336
10/31/2003             15,147          18,317
11/30/2003             15,317          18,478
12/31/2003             16,010          19,447
 1/31/2004             16,291          19,804
 2/29/2004             16,421          20,079
 3/31/2004             16,182          19,776
 4/30/2004             15,921          19,466
 5/31/2004             16,051          19,733
 6/30/2004             16,311          20,117
 7/31/2004             15,738          19,451
 8/31/2004             15,718          19,529
 9/30/2004             15,883          19,741
10/31/2004             15,933          20,043
11/30/2004             16,477          20,853
12/31/2004             17,055          21,563
 1/31/2005             16,631          21,038
 2/28/2005             17,126          21,480
 3/31/2005             16,660          21,100
 4/30/2005             16,316          20,700
 5/31/2005             16,751          21,358
 6/30/2005             16,788          21,389
 7/31/2005             17,233          22,184
 8/31/2005             16,980          21,982
 9/30/2005             16,888          22,160
10/31/2005             16,706          21,790
11/30/2005             17,303          22,614
12/31/2005             17,256          22,622
 1/31/2006             17,350          23,221
 2/28/2006             17,413          23,284
 3/31/2006             17,726          23,574

--------------------------------------------------------------------------------

PAYSON TOTAL RETURN FUND
SCHEDULE OF INVESTMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------

                                SECURITY
             SHARES            DESCRIPTION                VALUE
             ------ ---------------------------------- ------------
             COMMON STOCK -- 99.6%
             COMMUNICATIONS -- 3.2%
             10,000 Gannett Co., Inc.                  $    599,200
                                                       ------------

             CONSUMER CYCLICAL -- 16.8%
              9,500 Harley-Davidson, Inc.                   492,860
             12,500 Home Depot, Inc.                        528,750
              7,000 Johnson Controls, Inc.                  531,510
             10,000 Polaris Industries, Inc.                545,600
             24,100 TJX Cos., Inc.                          598,162
             13,500 Timberland Co., Class A+                462,105
                                                       ------------
                                                          3,158,987
                                                       ------------

             CONSUMER STAPLES -- 18.5%
              5,250 Altria Group, Inc.                      372,015
             15,000 Avon Products, Inc.                     467,550
             10,200 Coca-Cola Co.                           427,074
              9,000 Johnson & Johnson                       532,980
              7,800 Kimberly-Clark Corp.                    450,840
             37,000 Sara Lee Corp.                          661,560
             12,100 Wal-Mart Stores, Inc.                   571,604
                                                       ------------
                                                          3,483,623
                                                       ------------

             ELECTRONIC AND OTHER ELECTRICAL EQUIPMENT AND
              COMPONENTS, EXCEPT COMPUTER EQUIPMENT -- 2.7%
             26,400 Intel Corp.                             510,840
                                                       ------------

             ENERGY -- 9.9%
             17,700 Chesapeake Energy Corp.                 555,957
             11,000 Chevron Corp.                           637,670
             10,400 ConocoPhillips                          656,760
                                                       ------------
                                                          1,850,387
                                                       ------------

             FINANCIAL -- 8.3%
              8,500 Allstate Corp.                          442,935
              8,650 American International Group, Inc.      571,678
             11,350 Citigroup, Inc.                         536,174
                                                       ------------
                                                          1,550,787
                                                       ------------

                                SECURITY
              SHARES           DESCRIPTION               VALUE
              ------ -------------------------------- ------------
              HEALTH CARE -- 9.5%
              10,600 Abbott Laboratories              $    450,182
              28,550 Boston Scientific Corp.+              658,078
              27,100 Pfizer, Inc.                          675,332
                                                      ------------
                                                         1,783,592
                                                      ------------

              INDUSTRIALS -- 22.3%
               8,400 3M Co.                                635,796
              12,000 Ball Corp.                            525,960
               8,100 General Dynamics Corp.                518,238
               4,700 Illinios Tool Works, Inc.             452,657
              13,400 Ingersoll-Rand Co. Ltd., Class A      559,986
              12,000 Masco Corp.                           389,880
              21,400 Tyco International Ltd.               575,232
               9,240 United Technologies Corp.             535,643
                                                      ------------
                                                         4,193,392
                                                      ------------

              TECHNOLOGY -- 8.4%
              14,700 Dell, Inc.+                           437,472
              20,000 Microsoft Corp.                       544,200
              44,000 Oracle Corp.+                         602,360
                                                      ------------
                                                         1,584,032
                                                      ------------
              Total Common Stock
               (cost $17,051,788)                       18,714,840
                                                      ------------

               PRINCIPAL                     RATE   MATURITY
               --------- -                   ----   --------
               MORTGAGE-BACKED SECURITIES -- 0.0%
               $  5,558  GNMA Pool 394795
                          (cost $5,601)      7.50%  10/15/10    5,760
                                                              -------
               SHORT-TERM INVESTMENTS -- 1.2%

                SHARES
               ---------
               MONEY MARKET FUND -- 0.8%
                151,278  Citifunds Institutional Trust Liquid
                          Reserves,
                          Class A, 4.50%
                          (cost $151,278)                     151,278
                                                              -------

See Notes to Financial Statements.

--------------------------------------------------------------------------------

PAYSON TOTAL RETURN FUND
SCHEDULE OF INVESTMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------

                                   SECURITY
             PRINCIPAL            DESCRIPTION               VALUE
             ---------   ------------------------------  -----------
             MONEY MARKET DEPOSIT ACCOUNT -- 0.4%
              $76,701    Citibank Money Market Deposit
                          Account (cost $76,701), 4.39%  $    76,701
                                                         -----------
             Total Short-Term Investments
              (cost $227,979)                                227,979
                                                         -----------
             Total Investments -- 100.8%
              (cost $17,285,368)*                        $18,948,579
             Other Assets and Liabilities, Net -- (0.8%)    (148,861)
                                                         -----------
             NET ASSETS -- 100.0%                        $18,799,718
                                                         ===========

                PORTFOLIO HOLDINGS
                % OF TOTAL INVESTMENTS

                Communications                             3.2%
                Consumer Cyclical                         16.7%
                Consumer Staples                          18.4%
                Electronic & Other Electrical Equipment &
                 Components, Except Computer Equipment     2.7%
                Energy                                     9.8%
                Financial                                  8.2%
                Health Care                                9.4%
                Industrials                               22.1%
                Technology                                 8.4%
                Mortgage-Backed Securities                 0.0%
                Short-Term Investments                     1.2%

-----------------
+ Non-income producing security

GNMA  GovernmentNational Mortgage Association

* Cost for Federal income tax purposes is $ 17,288,186 and net unrealized appreciation (depreciation) consists of:

                   Gross Unrealized Appreciation $2,390,473
                   Gross Unrealized Depreciation   (730,080)
                                                 ----------
                   Net Unrealized Appreciation
                    (Depreciation)               $1,660,393
                                                 ==========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

PAYSON VALUE FUND
SCHEDULE OF INVESTMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------

                                SECURITY
             SHARES            DESCRIPTION                VALUE
             ------ ---------------------------------- -----------
             COMMON STOCK -- 98.5%
             CONSUMER CYCLICAL -- 11.7%
             10,000 Home Depot, Inc.                   $   423,000
              5,000 Johnson Controls, Inc.                 379,650
             16,000 TJX Cos., Inc.                         397,120
              6,000 VF Corp.                               341,400
                                                       -----------
                                                         1,541,170
                                                       -----------

             CONSUMER STAPLES -- 12.7%
              8,000 Coca-Cola Co.                          334,960
              7,000 Kimberly-Clark Corp.                   404,600
              6,000 Procter & Gamble Co.                   345,720
              6,000 Timberland Co., Class A+               205,380
              8,000 Wal-Mart Stores, Inc.                  377,920
                                                       -----------
                                                         1,668,580
                                                       -----------

             ELECTRONIC & OTHER ELECTRICAL EQUIPMENT & COMPONENTS,
              EXCEPT COMPUTER EQUIPMENT -- 2.7%
             18,000 Intel Corp.                            348,300
                                                       -----------

             ENERGY -- 9.3%
              6,000 Chesapeake Energy Corp.                188,460
              5,000 Chevron Corp.                          289,850
              5,000 ConocoPhillips                         315,750
              7,000 Exxon Mobil Corp.                      426,020
                                                       -----------
                                                         1,220,080
                                                       -----------

             FINANCIAL -- 18.2%
              4,000 American International Group, Inc.     264,360
             10,000 Citigroup, Inc.                        472,400
             10,500 JPMorgan Chase & Co.                   437,220
             12,000 North Fork Bancorp., Inc.              345,960
             10,000 Washington Mutual, Inc.                426,200
              7,000 Wells Fargo & Co.                      447,090
                                                       -----------
                                                         2,393,230
                                                       -----------

             HEALTH CARE -- 14.4%
              4,000 Amgen, Inc.+                           291,000
             10,000 Boston Scientific Corp.+               230,500

                                  SECURITY
              SHARES             DESCRIPTION              VALUE
             --------- ------------------------------- -----------
             HEALTH CARE, CONTINUED
                7,000  Bristol-Myers Squibb Co.        $   172,270
                8,000  Johnson & Johnson                   473,760
                9,000  Merck & Co., Inc.                   317,070
               16,000  Pfizer, Inc.                        398,720
                                                       -----------
                                                         1,883,320
                                                       -----------

             INDUSTRIALS -- 15.7%
                5,000  3M Co.                              378,450
                8,000  Ball Corp.                          350,640
                7,000  General Dynamics Corp.              447,860
               12,000  General Electric Co.                417,360
                8,000  United Technologies Corp.           463,760
                                                       -----------
                                                         2,058,070
                                                       -----------

             TECHNOLOGY -- 13.8%
               15,000  Cisco Systems, Inc.+                325,050
               10,000  Dell, Inc.+                         297,600
                4,000  IBM Corp.                           329,880
               12,000  Microsoft Corp.                     326,520
               18,000  Nokia Corp. OYJ ADR                 372,960
               12,000  Oracle Corp.+                       164,280
                                                       -----------
                                                         1,816,290
                                                       -----------
             Total Common Stock
              (cost $10,132,027)                        12,929,040
                                                       -----------

             SHORT-TERM INVESTMENT -- 1.7%

             PRINCIPAL
             ---------
             MONEY MARKET DEPOSIT ACCOUNT -- 1.7%
             $228,666  Citibank Money Market Deposit
                        Account (cost $228,666), 4.39% $   228,666
                                                       -----------
             Total Investments -- 100.2%
              (cost $10,360,693)*                      $13,157,706
             Other Assets & Liabilities, Net -- (0.2%)     (27,026)
                                                       -----------
             NET ASSETS -- 100.0%                      $13,130,680
                                                       ===========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

PAYSON VALUE FUND
SCHEDULE OF INVESTMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------


                PORTFOLIO HOLDINGS
                % OF TOTAL INVESTMENTS

                Consumer Cyclical                         11.7%
                Consumer Staples                          12.7%
                Electronic & Other Electrical Equipment &
                 Components, Except Computer Equipment     2.7%
                Energy                                     9.3%
                Financial                                 18.2%
                Health Care                               14.3%
                Industrials                               15.6%
                Technology                                13.8%
                Money Market Deposit Account               1.7%

-----------------
+ Non-income producing security
ADR  AmericanDepositary Receipt

* Cost for Federal income tax purposes is $10,360,693 and net unrealized appreciation (depreciation) consists of:

                   Gross Unrealized Appreciation $3,620,064
                   Gross Unrealized Depreciation   (823,051)
                                                 ----------
                   Net Unrealized Appreciation
                    (Depreciation)               $2,797,013
                                                 ==========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

STATEMENTS OF ASSETS AND LIABILITIES
MARCH 31, 2006

--------------------------------------------------------------------------------

                                                                         PAYSON       PAYSON
                                                                      TOTAL RETURN    VALUE
                                                                          FUND         FUND
                                                                          ----         ----
ASSETS
   Total investments, at value
    (Cost $17,285,368, and $10,360,693, respectively)                 $18,948,579  $13,157,706
   Receivables:
    Securities sold                                                       561,623           --
    Interest and dividends                                                 30,871       21,160
   Prepaid expenses                                                         1,879        2,077
                                                                      -----------  -----------
Total Assets                                                           19,542,952   13,180,943
                                                                      -----------  -----------
LIABILITIES
   Payables:
    Dividends                                                               3,089        3,115
    Securities purchased                                                  690,998           --
   Accrued Liabilities:
    Investment adviser fees                                                 5,576        6,174
    Compliance services fees                                                1,418        1,124
    Trustees' fees and expenses                                               128           80
    Other expenses                                                         42,025       39,770
                                                                      -----------  -----------
Total Liabilities                                                         743,234       50,263
                                                                      -----------  -----------
NET ASSETS                                                            $18,799,718  $13,130,680
                                                                      ===========  ===========
COMPONENTS OF NET ASSETS
   Paid-in capital                                                    $17,269,527  $ 9,909,529
   Undistributed (distributions in excess of) net investment income        (3,089)          (9)
   Accumulated net realized gain (loss)                                  (129,931)     424,147
   Unrealized appreciation (depreciation) on investments                1,663,211    2,797,013
                                                                      -----------  -----------
NET ASSETS                                                            $18,799,718  $13,130,680
                                                                      ===========  ===========
SHARES OF BENEFICIAL INTEREST (UNLIMITED SHARES AUTHORIZED)             1,459,141      773,761
                                                                      ===========  ===========
NET ASSET VALUE, OFFERING PRICE AND REDEMPTION PRICE PER SHARE        $     12.88  $     16.97
                                                                      ===========  ===========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
YEAR ENDED MARCH 31, 2006

--------------------------------------------------------------------------------

                                                                                              PAYSON      PAYSON
                                                                                           TOTAL RETURN   VALUE
                                                                                               FUND        FUND
                                                                                               ----        ----
INVESTMENT INCOME
   Interest income                                                                          $    9,997  $    2,479
   Dividend income (Net of foreign taxes withholding of $1,030 and $2,143, respectively)       356,536     293,220
                                                                                            ----------  ----------
Total Investment Income                                                                        366,533     295,699
                                                                                            ----------  ----------
EXPENSES
   Investment adviser fees                                                                     108,313     112,793
   Administrator fees                                                                           36,104      28,199
   Transfer agent fees                                                                          66,399      58,081
   Custodian fees                                                                                7,347       5,996
   Accountant fees                                                                              42,262      39,161
   Registration fees                                                                             5,818       5,195
   Audit fees                                                                                   24,022      23,968
   Legal fees                                                                                   16,138      15,952
   Trustees' fees and expenses                                                                   1,323       1,027
   Compliance services fees                                                                     14,843      12,633
   Miscellaneous expenses                                                                       19,238      15,915
                                                                                            ----------  ----------
Total Expenses                                                                                 341,807     318,920
   Fees waived                                                                                 (95,030)    (74,293)
                                                                                            ----------  ----------
Net Expenses                                                                                   246,777     244,627
                                                                                            ----------  ----------
NET INVESTMENT INCOME (LOSS)                                                                   119,756      51,072
                                                                                            ----------  ----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
   Net realized gain (loss) on investments                                                   1,981,427   1,016,595
   Net change in unrealized appreciation (depreciation) on investments                        (775,273)   (212,716)
                                                                                            ----------  ----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS                                       1,206,154     803,879
                                                                                            ----------  ----------
INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS                                 $1,325,910  $  854,951
                                                                                            ==========  ==========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED MARCH 31, 2005 AND MARCH 31, 2006

--------------------------------------------------------------------------------

                                                                                PAYSON TOTAL              PAYSON
                                                                                RETURN FUND             VALUE FUND
                                                                           ---------------------  ---------------------
                                                                              AMOUNT     SHARES      AMOUNT     SHARES
                                                                              ------     ------      ------     ------
NET ASSETS -- MARCH 31, 2004                                               $18,335,374            $15,653,576
                                                                           -----------            -----------
OPERATIONS
  Net investment income (loss)                                                 280,395                 89,299
  Net realized gain (loss) on investments                                      564,517                465,348
  Net change in unrealized appreciation (depreciation) on investments         (146,560)               (97,031)
                                                                           -----------            -----------
Increase (Decrease) in Net Assets Resulting from Operations                    698,352                457,616
                                                                           -----------            -----------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                                       (263,715)               (90,192)
  Return of Capital                                                            (20,795)                    --
                                                                           -----------            -----------
Total Distributions to Shareholders                                           (284,510)               (90,192)
                                                                           -----------            -----------
CAPITAL SHARE TRANSACTIONS
  Sale of shares                                                             2,145,430   185,534      861,316    54,383
  Reinvestment of distributions                                                131,876    11,059       55,817     3,374
  Redemption of shares                                                      (2,839,646) (243,929)  (1,974,630) (121,640)
                                                                           -----------  --------  -----------  --------
Increase (Decrease) from Capital Share Transactions                           (562,340)  (47,336)  (1,057,497)  (63,883)
                                                                           -----------  ========  -----------  ========
Increase (Decrease) in Net Assets                                             (148,498)              (690,073)
                                                                           -----------            -----------
NET ASSETS -- MARCH 31, 2005 (Including line (a))                          $18,186,876            $14,963,503
                                                                           -----------            -----------
OPERATIONS
  Net investment income (loss)                                                 119,756                 51,072
  Net realized gain (loss) on investments                                    1,981,427              1,016,595
  Net change in unrealized appreciation (depreciation) on investments         (775,273)              (212,716)
                                                                           -----------            -----------
Increase (Decrease) in Net Assets Resulting from Operations                  1,325,910                854,951
                                                                           -----------            -----------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                                        (89,922)               (51,077)
  Net realized gain on investments                                                  --               (406,429)
                                                                           -----------            -----------
Total Distributions to Shareholders                                            (89,922)              (457,506)
                                                                           -----------            -----------
CAPITAL SHARE TRANSACTIONS
  Sale of shares                                                             1,664,659   133,876      931,982    55,568
  Reinvestment of distributions                                                 41,576     3,345      279,810    16,743
  Redemption of shares                                                      (2,329,381) (188,344)  (3,442,060) (206,202)
                                                                           -----------  --------  -----------  --------
Increase (Decrease) from Capital Share Transactions                           (623,146)  (51,123)  (2,230,268) (133,891)
                                                                           -----------  ========  -----------  ========
Increase (Decrease) in Net Assets                                              612,842             (1,832,823)
                                                                           -----------            -----------
NET ASSETS -- MARCH 31, 2006 (Including line (b))                          $18,799,718            $13,130,680
                                                                           ===========            ===========
 (a) Accumulated undistributed (distributions in excess of) net investment
     income March 31, 2005                                                 $   (35,445)           $        (4)
                                                                           ===========            ===========
 (b) Accumulated undistributed (distributions in excess of) net investment
     income, March 31, 2006                                                $    (3,089)           $        (9)
                                                                           ===========            ===========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------


These financial highlights reflect selected per share data and ratios for a share outstanding throughout each period.

                                                                       YEARS ENDED MARCH 31,
                                                          --------------------------------------------
                                                            2006     2005     2004     2003       2002
                                                            ----     ----     ----     ----       ----
----------------------------------------------------------------------------------------------------------
PAYSON TOTAL RETURN FUND
NET ASSET VALUE, BEGINNING OF YEAR                        $ 12.04  $ 11.77  $  9.51  $ 12.97   $ 12.47
                                                          -------  -------  -------  -------   -------
INVESTMENT OPERATIONS
  Net investment income (loss)                               0.08     0.19     0.23     0.26      0.23(a)
  Net realized and unrealized gain (loss) on investments     0.82     0.27     2.23    (3.34)     0.88(a)
                                                          -------  -------  -------  -------   -------
Total from Investment Operations                             0.90     0.46     2.46    (3.08)     1.11
                                                          -------  -------  -------  -------   -------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                     (0.06)   (0.18)   (0.19)   (0.25)    (0.23)
  Net realized investment gains                                --       --       --    (0.13)    (0.38)
  Return of Capital                                            --    (0.01)   (0.01)      --        --
                                                          -------  -------  -------  -------   -------
Total Distributions to Shareholders                         (0.06)   (0.19)   (0.20)   (0.38)    (0.61)
                                                          -------  -------  -------  -------   -------
NET ASSET VALUE, END OF YEAR                              $ 12.88  $ 12.04  $ 11.77  $  9.51   $ 12.97
                                                          =======  =======  =======  =======   =======
TOTAL RETURN                                                 7.51%    3.91%   25.92%  (23.84)%    9.11%
RATIOS/SUPPLEMENTARY DATA
Net Assets at End of Period (000's omitted)               $18,800  $18,187  $18,335  $13,923   $19,174
Ratios to Average Net Assets:
  Net investment income (loss)                               0.66%    1.56%    2.15%    2.41%     1.80%(a)
  Net expenses                                               1.37%    1.31%    1.22%    1.46%     1.44%
  Gross expenses(b)                                          1.89%    1.81%    1.72%    1.71%     1.66%
PORTFOLIO TURNOVER RATE                                        85%      48%      33%      37%       56%

See Notes to Financial Statements.

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------


                                                                      YEARS ENDED MARCH 31,
                                                          --------------------------------------------
                                                            2006     2005     2004     2003      2002
                                                            ----     ----     ----     ----      ----
--------------------------------------------------------------------------------------------------------
PAYSON VALUE FUND
NET ASSET VALUE, BEGINNING OF YEAR                        $ 16.49  $ 16.11  $ 11.75  $ 17.28   $ 17.63
                                                          -------  -------  -------  -------   -------
INVESTMENT OPERATIONS
  Net investment income                                      0.06     0.10     0.08     0.07     (0.01)
  Net realized and unrealized gain (loss) on investments     0.98     0.38     4.36    (5.53)     0.05
                                                          -------  -------  -------  -------   -------
Total from Investment Operations                             1.04     0.48     4.44    (5.46)     0.04
                                                          -------  -------  -------  -------   -------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                     (0.06)   (0.10)   (0.08)   (0.07)       --
  Net realized investment gains                             (0.50)      --       --       --     (0.39)
                                                          -------  -------  -------  -------   -------
Total Distributions to Shareholders                         (0.56)   (0.10)   (0.08)   (0.07)    (0.39)
                                                          -------  -------  -------  -------   -------
NET ASSET VALUE, END OF YEAR                              $ 16.97  $ 16.49  $ 16.11  $ 11.75   $ 17.28
                                                          =======  =======  =======  =======   =======
TOTAL RETURN                                                 6.40%    2.95%   37.84%  (31.62)%    0.35%
RATIOS/SUPPLEMENTARY DATA
Net Assets at End of Period (000's omitted)               $13,131  $14,964  $15,654  $11,685   $17,706
Ratios to Average Net Assets:
  Net investment income                                      0.36%    0.59%    0.54%    0.51%    (0.04)%
  Net expenses                                               1.74%    1.56%    1.54%    1.68%     1.63%
  Gross expenses(b)                                          2.26%    2.06%    2.04%    1.97%     1.85%
PORTFOLIO TURNOVER RATE                                        15%      21%      36%      25%       28%

(a)As required, effective April 1, 2001, the Funds adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premium on debt securities. The effect of this change on Payson Total Return Fund, for the year ended March 31, 2002, was to decrease net investment income per share by $.01, increase net realized and unrealized gains and losses per share by $.01, and decrease the ratio of net investment income to average net assets by .10%.
(b)Reflects the expense ratio excluding any waivers and/or reimbursements.

See Notes to Financial Statements.

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION

This report relates to Payson Total Return Fund and Payson Value Fund (individually, a "Fund" and, collectively, the "Funds"), each a diversified series of Forum Funds (the "Trust"). The Trust is a Delaware statutory trust that is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "Act"). The Trust currently has twenty-seven series. Under its Trust Instrument, the Trust is authorized to issue an unlimited number of each Fund's shares of beneficial interest without par value. Payson Total Return Fund seeks a combination of high current income and capital appreciation. Payson Value Fund seeks high total return. Each Fund commenced operations on the following dates:

 Payson Total Return Fund                                   November 25, 1991
 Payson Value Fund                                              July 31, 1992

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements are prepared in accordance with accounting principles, generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increase and decrease in net assets from operations during the fiscal period. Actual amounts could differ from those estimates. The following summarizes the significant accounting policies of the Funds:

SECURITY VALUATION-Exchange traded securities and over-the-counter securities are valued at the last sale or official closing price, as provided by independent pricing services as of the close of trading on the market or exchange for which they are primarily traded, on each Fund's business day. In the absence of a sale, such securities are valued at the mean of the last bid and asked price. Non-exchange traded securities for which quotations are available are generally valued at the mean between the current bid and asked prices. Debt securities may be valued at prices supplied by a Fund's pricing agent based on broker or dealer supplied valuations or matrix pricing, a method of valuing securities by reference to the value of other securities with similar characteristics, such as rating, interest rate and maturity. Money market instruments that mature in sixty days or less may be valued at amortized cost.

The Fund values its investments at fair value pursuant to procedures adopted by the Trust's Board of Trustees (the "Board") if (1) market quotations are insufficient or not readily available; or (2) the Adviser believes that the values available are unreliable. Fair valuation is based on subjective factors and as a result, the fair value price of an investment may differ from the investment's market price and may not be the price at which the investment may be sold. Fair valuation could result in a different net asset value ("NAV") than a NAV determined by using market quotes.

SECURITIES TRANSACTIONS, INTEREST INCOME AND REALIZED GAIN AND LOSS-Investment transactions are accounted for on trade date. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. Foreign income and foreign capital gains on some foreign securities may be subject to foreign withholding taxes, which are accrued as applicable. Interest income is recorded as earned. Premiums and discounts on securities are amortized and accreted

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------

according to Federal income tax regulations. Identified cost of investments sold is used to determine the gain and loss for both financial statement and Federal income tax purposes.

DISTRIBUTIONS TO SHAREHOLDERS-Distributions to shareholders of net investment income, if any, are declared and paid quarterly. Net capital gains, if any, are declared and paid at least annually. Distributions are based on amounts calculated in accordance with applicable Federal income tax regulations, which may differ from generally accepted accounting principles. These differences are due primarily to differing treatments of income and gain on various investment securities held by each Fund, timing differences and differing characterizations of distributions made by the Funds.

FEDERAL TAXES-Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code and distribute all its taxable income and capital gains, by distributing in each calendar year substantially all it's net investment income, capital gains and certain other amounts, if any, each Fund will not be subject to Federal excise tax. Therefore, no Federal income or excise tax provision is required in the accompanying financial statements.

EXPENSE ALLOCATION-The Trust accounts separately for the assets, liabilities and operations of each of its series. Expenses that are directly attributable to more than one series are allocated among the respective series in proportion to each series' average daily net assets.

NOTE 3. ADVISORY FEES, SERVICING FEES AND OTHER TRANSACTIONS

INVESTMENT ADVISER-H.M. Payson & Co. is the investment adviser (the "Adviser") to the Funds. Pursuant to an Investment Advisory Agreement, the Adviser receives an advisory fee at an annual rate of 0.60% and 0.80% of the average daily net assets of Payson Total Return Fund and Payson Value Fund, respectively.

ADMINISTRATION AND OTHER SERVICES-Citigroup Fund Services, LLC ("Citigroup"), provides certain administration, portfolio accounting and transfer agency services to the Funds.

DISTRIBUTION-Foreside Fund Services, LLC is the Trust's distributor (the "Distributor"). The Distributor receives no compensation from the Fund for its distribution services. The Distributor is not affiliated with the Adviser, Citigroup or its affiliated companies. The certifying officers of the Trust are also principals of the Distributor.

Under a Compliance Services Agreement with the Trust, the Distributor provides a Chief Compliance Officer, Principal Executive Officer, Principal Financial Officer and Anti-Money Laundering Officer to the Trust as well as certain additional compliance support functions.

TRUSTEES AND OFFICERS-Certain officers of the Trust are directors, officers or employees of Citigroup or the Distributor.

NOTE 4. WAIVER OF FEES

The Adviser and Citigroup have voluntarily agreed to waive a portion of their fees. The Distributor has voluntarily agreed to waive a portion of its Compliance Services fees through June 30, 2006. These voluntary waivers and expense reimbursements may be reduced or eliminated at any time.

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------


For the period ended March 31, 2006, fees waived were as follows:

                         INVESTMENT TRANSFER                          COMPLIANCE
                          ADVISER    AGENT   ACCOUNTANT ADMINISTRATOR  SERVICES   TOTAL
                         ---------- -------- ---------- ------------- ----------  -----
Payson Total Return Fund  $45,130   $46,401     $101       $2,369       $1,029   $95,030
Payson Value Fund          35,248    36,284      100        2,074          587    74,293

Citigroup was contractually obligated to pay a portion of the fees due to the Distributor under the Compliance Services Agreement through March 31, 2006.

NOTE 5. SECURITY TRANSACTIONS

The cost of purchases and proceeds from sales of investment securities (including maturities), other than short-term investments, for the period ended March 31, 2006, were as follows:

                                        NON US           US GOVERNMENT
                                GOVERNMENT OBLIGATIONS    OBLIGATIONS
                                ----------------------- ----------------
                                 PURCHASES     SALES    PURCHASES SALES
                                 ---------     -----    --------- -----
       Payson Total Return Fund $15,310,249 $15,155,395    $--    $7,529
       Payson Value Fund          2,092,743   4,547,332     --      --

NOTE 6. FEDERAL INCOME TAX AND INVESTMENT TRANSACTIONS

As of March 31, 2006, the components of distributable earnings (accumulated losses) on a tax basis were as follows:

                         UNDISTRIBUTED UNDISTRIBUTED  CAPITAL     UNREALIZED
                           ORDINARY      LONG-TERM   AND OTHER   APPRECATION
                         INCOME (LOSS)  GAIN (LOSS)   LOSSES    (DEPRECIATION)   TOTAL
                         ------------- ------------- ---------  --------------   -----
Payson Total Return Fund    $(3,089)     $     --    $(127,113)   $1,660,393   $1,530,191
Payson Value Fund            11,937       412,201           --     2,797,013    3,221,151

The difference between components of distributable earnings on a tax basis and the amounts reflected in the Statement of Assets and Liabilities are primarily due to wash sales.

As of March 31, 2006, capital loss carryovers to offset future capital gains are as follows:

                                            AMOUNT  EXPIRATION
                                            ------  ----------
                  Payson Total Return Fund $127,113 March 2012

The tax character of distributions paid during 2006 and 2005 were as follows:

                                           RETURN OF     LONG-TERM
                         ORDINARY INCOME    CAPITAL      CAP GAIN          TOTAL
                         ---------------- ------------ ------------- -----------------
                          2006     2005   2006  2005     2006   2005   2006     2005
                          ----     ----   ----  ----     ----   ----   ----     ----
Payson Total Return Fund $89,922 $263,715 $--  $20,795       -- $--  $ 89,922 $284,510
Payson Value Fund        $51,077 $ 90,192  --       -- $406,429  --  $457,506 $ 90,192

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2006

--------------------------------------------------------------------------------


On the Statement of Assets and Liabilities, as a result of permanent book to tax differences, certain amounts have been reclassified for the year ended March 31, 2006. The following reclassification for Payson Total Return Fund was a result of adjustments to bond premium and discount, and has no impact on the net assets of the Fund.

                                                     PAYSON TOTAL
                                                     RETURN FUND
                                                     ------------
              Accumulated Net Investment Income        $ 2,522
              Undistributed Net Realized Gain (Loss)     3,057
              Paid-in-Capital                           (5,579)

NOTE 7. OTHER INFORMATION

On March 31, 2006, two shareholders held approximately 47% of the Payson Total Return Fund's outstanding shares. These shareholders are omnibus accounts, which are held on behalf of several individual shareholders.

On March 31, 2006, two shareholders held approximately 39% of the Payson Value Fund's outstanding shares. These shareholders are omnibus accounts, which are held on behalf of several individual shareholders.

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

--------------------------------------------------------------------------------

To the Trustees of Forum Funds and the Shareholders of Payson Total Return Fund and Payson Value Fund:

We have audited the accompanying statements of assets and liabilities of Payson Total Return Fund and Payson Value Fund (the "Funds"), each a series of Forum Funds, including the schedules of investments, as of March 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor have we been engaged to perform an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2006, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Payson Total Return Fund and Payson Value Fund as of March 31, 2006, the results of their operations for the year then ended and the changes in their net assets for each of the two years in the period then ended and financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 30, 2006

--------------------------------------------------------------------------------

ADDITIONAL INFORMATION (Unaudited)
MARCH 31, 2006

--------------------------------------------------------------------------------

PROXY VOTING INFORMATION

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to securities held in the Funds' portfolio is available, without charge and upon request, by calling (800) 805-8258 and on the SEC's website at www.sec.gov. The Fund's proxy voting record for the twelve-month period ended June 30 is available, without charge and upon request, by calling (800) 805-8258 and on the SEC's website at www.sec.gov.

AVAILABILITY OF QUARTERLY PORTFOLIO SCHEDULES

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund's Forms N-Q are available, without charge on the SEC's website at www.sec.gov or may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.

SHAREHOLDER EXPENSE EXAMPLE

As a shareholder of the Fund, you incur ongoing costs, including management fees and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The following example is based on $1,000 invested at the beginning of the period and held for the entire period from October 1, 2005, through March 31, 2006.

ACTUAL EXPENSES-The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during the period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES-The second line of the table below provides information about hypothetical account values and hypothetical expenses based on a Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not a Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in a Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other funds.

Please note that expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

ADDITIONAL INFORMATION (Unaudited)
MARCH 31, 2006

--------------------------------------------------------------------------------


                              BEGINNING ACCOUNT ENDING ACCOUNT  EXPENSES
                                    VALUE           VALUE      PAID DURING
                               OCTOBER 1, 2005  MARCH 31, 2006   PERIOD*
                              ----------------- -------------- -----------
     PAYSON TOTAL RETURN FUND
        Actual Return             $1,000.00       $1,039.62       $7.37
        Hypothetical Return       $1,000.00       $1,017.70       $7.29
     PAYSON VALUE FUND
        Actual Return             $1,000.00       $1,049.63       $9.56
        Hypothetical Return       $1,000.00       $1,015.61       $9.40

* Expenses are equal to Payson Total Return Fund's and Payson Value Fund's annualized expense ratio of 1.29% and 1.61%, respectively, multiplied by the average account value over the period, multiplied by the number of days in most recent fiscal half-year/365 (to reflect the half-year period).

FEDERAL TAX STATUS OF DIVIDENDS DECLARED DURING THE TAX YEAR

For Federal income tax purposes, dividends from short-term capital gains are classified as ordinary income. All net investment income dividends were ordinary income. The percentage of ordinary income distributions designated as qualifying for the corporate dividends received deduction ("DRD"), the individual qualified dividend rate ("QDI"), and Qualifying Interest Income exempt from US Tax for Foreign Shareholders ("QII") is presented below.

                                            DRD     QDI    QII
                                            ---     ---    ---
                 Payson Total Return Fund 100.00% 100.00% 2.78%
                 Payson Value Fund        100.00% 100.00% 0.80%

TRUSTEES AND OFFICERS OF THE TRUST

The Board is responsible for managing the Trust's business affairs and exercising all the Trust's powers except those reserved for shareholders. The following table gives information about each Board member and certain officers of the Trust. The Fund Complex includes the Trust and one other investment company (collectively, "Fund Complex"), which hold themselves out to investors as related companies for purposes of investment and investor services.
Mr. Keffer is considered an Interested Trustee due to his affiliation with a Trust adviser and the Distributor within the past two years. Each Trustee and officer holds office until the person resigns, is removed, or replaced. Unless otherwise noted, the persons have held their principal occupations for more than five years. The addresses for all Trustees and officers is Two Portland Square, Portland, Maine 04101, unless otherwise indicated. Each Trustee oversees thirty-one portfolios in the Fund Complex. Each Independent Trustee is also an Independent Trustee of Monarch Funds, a registered investment company within the Fund Complex. John Y. Keffer is an Interested Trustee/Director of Monarch Funds and Wintergreen Fund, Inc., another registered open-end investment company. The Funds' Statement of Additional Information includes additional information about the Trustees and is available, without charge and upon request, by calling (800) 805-8258.

--------------------------------------------------------------------------------

ADDITIONAL INFORMATION (Unaudited)
MARCH 31, 2006

--------------------------------------------------------------------------------


                           POSITION WITH     LENGTH OF                  PRINCIPAL OCCUPATION(S)
NAME AND BIRTH DATE          THE TRUST      TIME SERVED                   DURING PAST 5 YEARS
--------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
J. Michael Parish        Chairman of the   Trustee since  Retired; Partner, Wolf, Block, Schorr and Solis-
Born: November 9, 1943   Board; Trustee;   1989 (Chairman Cohen, LLP (law firm) 2002-2003; Partner, Thelen
                         Chairman,         since 2004)    Reid & Priest LLP (law firm) 1995-2002.
                         Compliance
                         Committee,
                         Nominating
                         Committee and
                         Qualified Legal
                         Compliance
                         Committee
--------------------------------------------------------------------------------------------------------------
Costas Azariadis         Trustee;          Trustee since  Professor of Economics, University of California-Los
Born: February 15, 1943  Chairman,         1989           Angeles.
                         Valuation
                         Committee
--------------------------------------------------------------------------------------------------------------
James C. Cheng           Trustee;          Trustee since  President, Technology Marketing Associates
Born: July 26, 1942      Chairman, Audit   1989           (marketing company for small- and medium-sized
                         Committee                        businesses in New England).
--------------------------------------------------------------------------------------------------------------
INTERESTED TRUSTEE
John Y. Keffer           Trustee;          Trustee since  President, Forum Trust, LLC (a non-depository trust
Born: July 15, 1942      Chairman,         1989           company) since 1997; President, Citigroup Fund
                         Contracts                        Services, LLC (Citigroup) 2003-2005; President,
                         Committee                        Forum Financial Group, LLC ("Forum") (a fund
                                                          services company acquired by Citibank, N.A. in
                                                          2003).
--------------------------------------------------------------------------------------------------------------
OFFICERS
Simon D. Collier         President;        Since 2005     Managing Director and Principal Executive Officer,
Born: October 22, 1961   Principal                        Foreside Fund Services, LLC, the Trust's Distributor
                         Executive Officer                since 2005; Chief Operating Officer and Managing
                                                          Director, Global Fund Services, Citibank, N.A. 2003-
                                                          2005; Managing Director, Global Securities Services
                                                          for Investors, Citibank, N.A. 1999-2003.
--------------------------------------------------------------------------------------------------------------
Carl A. Bright           Principal         Since 2005     President, Foreside Fund Services, LLC, the Trust's
Born: December 20, 1957  Financial Officer                Distributor since 2004; Consultant, Foreside
                                                          Solutions, LLC 2000-2003 (a mutual fund
                                                          development company).
--------------------------------------------------------------------------------------------------------------
Beth P. Hanson           Vice President/   Since 2003     Relationship Manager, Citigroup since 2003;
Born: July 15, 1966      Assistant                        Relationship Manager, Forum 1999-2003.
                         Secretary
--------------------------------------------------------------------------------------------------------------
Sara M. Morris           Vice President    Since 2004     Director and Relationship Manager, Citigroup since
Born: September 18, 1963                                  2004; Chief Financial Officer, The VIA Group, LLC (a
                                                          strategic marketing company) 2000-2003.
--------------------------------------------------------------------------------------------------------------
Trudance L. Bakke        Treasurer         Since 2005     Product Manager, Citigroup since 2003; Senior
Born: August 11, 1971                                     Manager of Corporate Finance, Forum 1999-2003.
--------------------------------------------------------------------------------------------------------------
David M. Whitaker        Secretary         Since 2004     Product Manager, Citigroup since 2004; Assistant
Born: September 6, 1971                                   Counsel, PFPC, Inc. (a fund services company)
                                                          2000-2004.
--------------------------------------------------------------------------------------------------------------

                                TRANSFER AGENT
                         Citigroup Fund Services, LLC
                              Two Portland Square
                              Portland, ME 04101

                                  DISTRIBUTOR
                          Foreside Fund Services, LLC
                       Two Portland Square, 1/st/ Floor
                              Portland, ME 04101
                               www.foresides.com

   This report is submitted for the general information of the shareholders of the Funds. It is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus, which includes information regarding the Funds' risks, objectives, fees and expenses, experience of its management, and other information.

FOR MORE INFORMATION
                           PAYSON TOTAL RETURN FUND

                               PAYSON VALUE FUND

                                 PAYSON FUNDS
                                 P.O. BOX 446
                              PORTLAND, ME 04112
                                 800-805-8258
         [LOGO]
      H.M. Payson & Co.
      Established 1854
  A Maine Trust Company &
Registered Investment Advisor